Exhibit 16.1



PRICEWATERHOUSECOOPERS

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                                                  PricewaterhouseCoopers LLP
                                                  PricewaterhouseCoopers Center
                                                  300 Madison Avenue
                                                  New York, NY 10017
                                                  Telephone (646) 471 3000
                                                  Facsimile (813) 286 6000





December 3, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Commissioners:

We have read the statements made by RCN Corporation (copy attached), which we understand will be filed with the United States Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of RCN Corporation dated December 3, 2004. We agree with the statements concerning our Firm in such Form 8-K. However, PricewaterhouseCoopers makes no comment whatsoever regarding the current status of material weaknesses or significant deficiencies in internal controls of RCN Corporation or any remedial actions taken with respect thereto.

Very truly yours,


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP